Pike County Light & Power Company

Financial Statements

December 31, 2015

pwc

Independent Auditor's Report

To the Board of Directors of Pike County Light and Power Company:

We have audited the accompanying financial statements of Pike County Light and Power Company (the "Company"), which comprise the balance sheet and related statement of capitalization as of December 31, 2015, and the related statements of operations, of shareholder's equity and of cash flows for the year then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note A to the financial statements, the Company has restated its 2015 and2014 financial statements to correct a misstatement. As the prior period financial statements have not been presented herein, the restatement has been effected as an adjustment to the January 1, 2015 Retained Earnings balance. Our opinion is not modified with respect to this matter.

April 15, 2016, except for the effects of the restatement discussed in Note A to the financial statements, as to which the date is November 11, 2016

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PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center,300 Madison Avenue, New York, NY 10017

Pike County Light & Power Company

Financial Statements

December 31, 2015

Page(s)

1

Pike County Light & Power Company

Statement of Operations

Year Ended December 31, 2015

(Thousands of Dollars)	2015 (As Restated)
Operating revenues
Electric	$9,009
Gas	1,425
Total operating revenues	10,434
Operating expenses
Purchased power	3,432
Gas purchased for resale	721
Other operations and maintenance	3,230
Depreciation	637
Taxes, other than income taxes	574
Total operating expenses	8,594
Operating income	1,840

Other income (deductions)
Investment and other income	3
Other deductions	(18)
Total other deductions	(15)
Income before interest and income tax expense	1,825

Interest expense
Interest on long-term debt	240
Other interest	371
Allowance for borrowed funds used during construction	(1)
Net interest expense	610

Income before income tax expense	1,215
Income tax expense	555
Net income	$660

The accompanying notes are an integral part of these financial statements.

2

Pike County Light & Power Company

Statement of Cash Flows

Year Ended December 31, 2015

(Thousands of Dollars)	2015 (As Restated)
Operating activities
Net income	$660
Principal non-cash charges/(credits) to income
Depreciation	637
Deferred income taxes	(251)
Rate case amortizations	170
Other non-cash items, net	17
Changes in assets and liabilities
Accounts receivable - customers	144
Accounts receivable from affiliated companies	1,180
Materials and supplies	11
Prepayments, other receivables and other current assets	111
Refundable energy costs	136
Noncurrent liabilities to affiliates	(560)
Accounts payable	(364)
Accounts payable to affiliated companies	1,707
Accrued taxes	(66)
Accrued interest	(1)
Deferred charges and regulatory assets	193
Deferred credits and regulatory liabilities	(565)
Other liabilities	141
Net cash flows from operating activities	3,300
Investing activities
Utility construction expenditures	(1,248)
Cost of removal less salvage	(69)
Net cash flows used in investing activities	(1,317)
Cash and temporary cash investments
Net change for the period	1,983
Balance at beginning of period	2,318
Balance at end of period	$4,301

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$226
Income taxes	$30
Supplemental disclosure of non-cash information
Construction expenditures in accounts payable	$158

The accompanying notes are an integral part of these financial statements.

3

Pike County Light & Power Company

Balance Sheet

December 31, 2015

(Thousands of Dollars)	2015 (As Restated)
Assets
Current assets
Cash and temporary cash investments	$4,301
Accounts receivable - customers, less allowance for uncollectible accounts of $153	400
Other accounts receivable	38
Accrued unbilled revenue	693
Materials and supplies, at average cost	224
Prepayments	50
Total current assets	5,706

Utility plant, at original cost
Electric	21,666
Gas	2,893
Total	24,559
Less: accumulated depreciation	5,990
Net	18,569
Construction work in progress	315
Net utility plant	18,884

Other noncurrent assets
Regulatory assets	3,210
Other deferred charges and noncurrent assets	182
Total other noncurrent assets	3,392
Total assets	$27,982

The accompanying notes are an integral part of these financial statements.

4

Pike County Light & Power Company

Balance Sheet

December 31, 2015

(Thousands of Dollars)	2015 (As Restated)
Liabilities and shareholder's equity
Current liabilities
Accounts payable	$281
Accounts payable to affiliated companies	1,796
Customer deposits	159
Accrued taxes	116
Accrued interest	58
Refundable energy costs	484
Other current liabilities	202
Total current liabilities	3,096

Noncurrent liabilities
Deferred income taxes and unamortized investment tax credits	5,393
Regulatory liabilities	14
Noncurrent liabilities to affiliates	9,967
Other deferred credits and noncurrent liabilities	213
Total noncurrent liabilities	15,587

Long-term debt (See Statement of Capitalization)	3,185

Shareholder's equity (See Statement of Shareholder's Equity)	6,114

Total liabilities and shareholder's equity	$27,982

The accompanying notes are an integral part of these financial statements.

5

Pike County Light & Power Company

Statement of Shareholder's Equity

December 31, 2015

	Common Stock		Additional Paid-In	Retained
(Thousands of Dollars/Except Share Data)	Shares	Amount	Capital	Earnings	Total
Balance as of December 31, 2014 (As Restated)	2,740	$137	$500	$4,817	$5,454

Net income				660	660
Balance as of December 31, 2015 (As Restated)	2,740	$137	$500	$5,477	$6,114

The accompanying notes are an integral part of these financial statements.

6

Pike County Light & Power Company

Statement of Capitalization

Year ended December 31, 2015

				Shares outstanding December 31,	At December 31,
(Thousands of Dollars/Except Share Data)				2015	2015 (As Restated)
Total shareholder's equity (See Statement of Shareholder's Equity and Note C)				2,740	$6,114

Long term debt (Note C) Maturity	Interest Rate	Series
First Mortgage Bonds:
2018	7.07%	1998	C		$3,200
Unamortized debt expense					(15)
Total					3,185
Total capitalization					$9,299

The accompanying notes are an integral part of these financial statements.

7

General

Pike County Light & Power Company (the Company or Pike), a Pennsylvania corporation, is a wholly owned subsidiary of Orange and Rockland Utilities, Inc. (the Parent or O&R), a New York corporation, which in turn is a wholly owned subsidiary of Consolidated Edison, Inc. (Con Edison). The Company is subject to regulation by the Federal Energy Regulatory Commission (FERC) and the Pennsylvania Public Utility Commission (PAPUC). The Company provides electric and gas service in northeastern Pennsylvania. The Company’s accounting policies conform to generally accepted accounting principles in the United States of America (GAAP), as applied in the case of regulated utilities, and are in accordance with the accounting requirements and rate-making practices of the PAPUC.

Pike has no employees. The Parent provides essentially all of Pike's corporate and operating services, and charges Pike for the services pursuant to cost allocation procedures that have been approved by the PAPUC. Pursuant to a Joint Operating Agreement, Pike is billed for these costs on a monthly basis by its Parent. Pike pays interest on any unpaid balances to its Parent at a rate of six percent.

The Company has, pursuant to the accounting rules for subsequent events, evaluated events or transactions that occurred after December 31, 2015 through April 15, 2016 for potential recognition or disclosure in the financial statements. In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through November 11, 2016, the date the financial statements were available to be reissued.

In October 2015, upon evaluating strategic alternatives, O&R entered into an agreement to sell Pike to Corning Natural Gas Holding Company for $16 million, including estimated working capital adjustments. The closing of the sale, which O&R expects to occur within the next twelve months, is subject to certain regulatory approvals by the FERC and PAPUC.

Note A - Summary of Significant Accounting Policies

Accounting Policies

The accounting policies of the Company conform to GAAP. These accounting principles include the accounting rules for regulated operations and the accounting requirements of the FERC and the PAPUC.

The accounting rules for regulated operations specify the economic effects that result from the causal relationship of costs and revenues in the rate-regulated environment and how these effects are to be accounted for by a regulated enterprise. Revenues intended to cover some costs may be recorded either before or after the costs are incurred. If regulation provides assurance that incurred costs will be recovered in the future, these costs would be recorded as deferred charges or “regulatory assets” under the accounting rules for regulated operations. If revenues are recorded for costs that are expected to be incurred in the future, these revenues would be recorded as deferred credits or “regulatory liabilities” under accounting rules for regulated operations.

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The Company’s principal regulatory assets and liabilities are detailed in Note B. The Company is receiving or being credited with a return on all of its regulatory assets for which a cash outflow has been made, and is paying or being charged with a return on all of its regulatory liabilities for which a cash inflow has been received. The Company’s regulatory assets and liabilities will be recovered from customers, or applied for customer benefit, in accordance with rate provisions approved by the PAPUC.

Other significant accounting policies of the Company are referenced below in this Note A and in the notes that follow.

Plant and Depreciation

Utility Plant

Utility plant is stated at original cost. The cost of repairs and maintenance is charged to expense and the cost of betterments is capitalized. The capitalized cost of additions to utility plant includes indirect costs such as engineering, supervision, payroll taxes, pensions, other benefits and an allowance for funds used during construction (AFUDC). The original cost of property is charged to expense over the estimated useful lives of the assets. Upon retirement, the original cost of property is charged to accumulated depreciation.

Rates used for AFUDC include the cost of borrowed funds and a reasonable rate of return on the Company’s own funds when so used, determined in accordance with regulations of the FERC or the PAPUC. The rate is compounded semiannually, and the amounts applicable to borrowed funds are treated as a reduction of interest charges, while the amounts applicable to the Company’s own funds are credited to other income (deductions). The AFUDC rate for the Company was 0.4 percent for 2015.

The Company generally computes annual charges for depreciation using the straight-line method for financial statement purposes, with rates based on average service lives. The average depreciation rate for the Company was 2.8 percent 2015.

The estimated lives for utility plant of the Company ranges from 5 to 65 years for electric and 30 to 70 years for gas.

9

At December 31, 2015, the capitalized cost of the Company’s utility plant, net of accumulated depreciation, was as follows:

(Thousands of Dollars)	2015
Electric	$14,395
Gas	2,211
General	1,963
Construction work in progress	315
Net utility plant	$18,884

Under the Company’s rate plans, the aggregate annual depreciation allowance in effect at December 31, 2015 was $551 thousand.

Impairments

The Company evaluates the impairment of long-lived assets, based on projections of undiscounted future cash flows, whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. In the event an evaluation indicates that such cash flows cannot be expected to be sufficient to fully recover the assets, the assets are written down to their estimated fair value. No impairment charge on long-lived assets was recognized in 2015.

Revenues

The Company recognizes revenues for electric and gas service on a monthly billing cycle basis. The Company accrues revenues at the end of each month for estimated energy service not yet billed to customers. Unbilled revenues included in Pike’s balance sheet at December 31, 2015 was $693 thousand.

Pike records gross receipts tax as revenues and expenses on a gross income statement presentation basis (i.e., included in both revenue and expense). The recovery of this tax is included in the revenue requirement within each of the respective approved rate plans. Pike recorded $504 thousand of gross receipts tax in 2015.

10

Recoverable Energy Costs

The Company bills its customers for the electricity it supplies to them based on a default service rate approved by the PAPUC. Pike defers the difference between actual and billed electric supply costs to charge or refund customers during the next billing cycle (normally within one or two months) through a default service supply adjustment charge. See Note B.

The Company generally recovers all of its prudently incurred gas costs in accordance with rate provisions approved by the PAPUC. Pike defers the difference between actual energy supply costs for a given month and the amounts billed to customers, the difference in most cases is recoverable from or refundable to customers.

Temporary Cash Investments

Temporary cash investments are short-term, highly liquid investments that generally have maturities of three months or less at the date of purchase. They are stated at cost, which approximates market. The Company considers temporary cash investments to be cash equivalents.

Federal Income Tax

In accordance with the accounting rules for income taxes the Company has recorded an accumulated deferred federal income tax liability at current tax rates for temporary differences between the book and tax basis of assets and liabilities. In accordance with rate plans, the Company has recovered amounts from customers for a portion of the tax liability it will pay in the future as a result of the reversal or “turn-around” of these temporary differences. As to the remaining tax liability, in accordance with the accounting rules for regulated operations, the Company has established regulatory assets for the net revenue requirements to be recovered from customers for the related future tax expense. See Notes B and F.

Accumulated deferred investment tax credits are amortized ratably over the lives of the related properties and applied as a reduction to future federal income tax expense. The Parent and its subsidiaries, including Pike, are included as part of the consolidated federal income tax return filed by Con Edison. The Company determines its current and deferred income taxes based on the separate return with benefits for loss method and allocation of the Parent’s accrued pension and other post retirement costs. Each member pays or receives an amount based on its own taxable income or loss in accordance with tax sharing agreements among members of the consolidated group.

11

State Income Tax

The Company files a Pennsylvania Corporate Net Income Tax Return. The income of the Company is subject to Pennsylvania taxation, after adjustments for differences between federal and Pennsylvania tax law.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Statements Restatement

During the preparation of the June 30, 2016 financial statements, the Company identified an error relating to the incorrect allocation of labor and overhead costs from its Parent. As a result, the Company has restated Pike’s statement of operations for the year ended December 31, 2015 to reflect a decrease to operations and maintenance expense of $139 thousand and a decrease to other interest of $32 thousand. The prior year December 31, 2014 financial statements were also materially misstated as a result of this error. The misstatement resulted in an increase to shareholder’s equity of $237 thousand for the cumulative effect for the periods 2012 to 2014. As the prior period financial statements have not been presented herein, the restatement has been effected as an adjustment to the January 1, 2015 retained earnings balance.

12

Statement of Operations
	As Previously Reported December 31, 2015	Adjustment	As Restated December 31, 2015
Other operations and maintenance	$3,369	$(139)	$3,230
Total operating expenses	8,733	(139)	8,594
Operating income	1,701	139	1,840
Income before interest and income tax expense	1,686	139	1,825
Other interest	403	(32)	371
Net interest expense	642	(32)	610
Income before income tax expense	1,044	171	1,215
Income tax expense	484	71	555
Net income	$560	$100	$660

Statement of Cash Flows
	As Previously Reported December 31, 2015	Adjustment	As Restated December 31, 2015
Net income	$560	$100	$660
Deferred income taxes	(262)	11	(251)
Accounts receivable from affiliated companies	1,135	45	1,180
Accounts payable to affiliated companies	1,863	(156)	1,707

Balance Sheet
	As Previously Reported December 31, 2015	Adjustment	As Restated December 31, 2015
Accounts receivable from affiliated companies	$187	$(187)	$0
Total current assets	5,893	(187)	5,706
Total assets	28,169	(187)	27,982
Accounts payable to affiliated companies	2,358	(562)	1,796
Total current liabilities	3,658	(562)	3,096
Deferred income taxes and unamortized investment tax credits	5,355	38	5,393
Total noncurrent liabilities	15,549	38	15,587
Shareholder's equity	5,777	337	6,114
Total liabilities and shareholder's equity	$28,169	$(187)	$27,982

Statement of Shareholder's Equity
	As Previously Reported	Adjustment	As Restated
Retained Earnings Balance as of December 31, 2014	$4,580	$237	$4,817
Net Income	560	100	660
Retained Earnings Balance as of December 31, 2015	$5,140	$337	$5,477

Statement of Capitalization
	As Previously Reported December 31, 2015	Adjustment	As Restated December 31, 2015
Total Shareholder's Equity	$5,777	$337	$6,114

13

Note B - Regulatory Matters

Rate Plans

Tariffs for service to customers are approved by utility regulators. The tariffs include schedules of rates for service that limit the rates charged by the Company to amounts that recover from its customers costs approved by the regulator, including capital costs, of providing service to customers as defined by the tariff. The tariffs implement rate plans adopted by state utility regulators in rate orders issued at the conclusion of rate proceedings. Pursuant to the Company’s rate plans, there generally can be no change to the charges to customers during the respective terms of the rate plans other than specified adjustments provided for in the rate plans. The Company’s rate plans each cover specified periods, but rates determined pursuant to a plan generally continue in effect until a new rate plan is approved by the state utility regulator.

Common provisions of the Company’s rate plans include:

Cost reconciliations that reconcile other postretirement benefit costs to amounts reflected in delivery rates for such costs. The Company generally retains the right to petition for recovery or accounting deferral of extraordinary and material cost increases for items such as major storm events and provision is sometimes made for the utility to retain a share of cost reductions, for example, property tax refunds.

Rate base is, in general, the sum of the Company’s net plant and working capital less deferred taxes. For each rate plan, the PAPUC uses the rate base balances that would exist at the beginning of the rate year.

The following tables contain a summary of the Company’s rate plans:

Pike - Electric
Effective period	September 2014 - August 2015
Base rate changes(a)	Yr. 1 - $1.25 million
Amortization to income of net regulatory (assets) and liabilities	$(0.7) million of deferred storm costs over five years
Cost reconciliations	True-up of Other Postretirement Benefits costs. The company deferred an immaterial amount as a regulatory liability in 2014 and 2015.

(a)	Under the current plan, the earliest that Pike can file for a new base rate change is September 1, 2016.

Pike - Gas
Effective period	September 2014 - August 2015
Base Rate changes(a)	Yr. 1 - $0.1 million
Amortization to income of net regulatory (assets) and liabilities	None
Cost reconciliations	True-up of Other Postretirement Benefits costs. The company deferred an immaterial amount as a regulatory liability in 2014 and 2015.
(a)	Under the current plan, the earliest that Pike can file for a new base rate change is September 1, 2016.

14

Regulatory Assets and Liabilities

Regulatory assets and liabilities at December 31, 2015 were comprised of the following items:

(Thousands of Dollars)	2015
Regulatory assets
Future income tax	$2,487
Deferred storm costs	577
Deferred retirement program costs	123
Unamortized loss on reacquired debt	22
Deferred revenue taxes	1
Total Regulatory Assets	$3,210
Regulatory liabilities
Property tax refunds	$9
System benefit charge	5
Regulatory liabilities - noncurrent	14
Refundable energy costs	484
Regulatory liabilities - current	484
Total Regulatory Liabilities	$498

Deferred storm costs represent response and restoration costs, other than capital expenditures, in connection with Superstorm Sandy and other major storms.

Note C - Capitalization

Common Stock

All of the Company’s common stock, $.05 par value, authorized and outstanding is owned by the Parent.

Long-term Debt

At December 31, 2015, the Company’s long-term debt consisted of a $3.2 million First Mortgage Bond Series C, 7.07 percent, which is due on October 1, 2018. The fair value of the long-term debt of the Company at December 31, 2015 was approximately $3.2 million. The fair value of long-term debt has been estimated primarily using available market information. The bond is collateralized by substantially all the utility plant and other physical property of the Company.

15

Unamortized Debt Issuance Costs

The Company adopted Accounting Standards Update (ASU) No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” as of December 31, 2015, requiring that debt issuance costs be presented as a reduction to the carrying value of the related debt. In prior years, these costs were presented as other assets on the balance sheet.

Significant Debt Covenants

In the Company Mortgage (Indenture of Mortgage and Deed of Trust dated July 15, 1971 between Pike and Bankers Trust), Article VII “Certain Covenants”, paragraph 7.17 “Limitation on Funded Debt” states that “the Company will not permit the aggregate principal amount of all Funded Debt of the Company” to exceed at any time 65 percent of the capitalization of the Company. The Company is in compliance with their significant debt covenants at December 31, 2015.

Note D - Pension Benefits

Substantially all employees of the Parent are covered by a tax-qualified, non-contributory pension plan maintained by Con Edison, the Consolidated Edison Retirement Plan, which also covers substantially all employees of Consolidated Edison Company of New York, Inc. and certain employees of Con Edison’s competitive energy businesses. The plan is designed to comply with the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. In addition, Con Edison maintains additional non-qualified pension plans covering certain current and retired O&R officers.

The total periodic benefit costs are recognized in accordance with the accounting rules for retirement benefits. Investment gains and losses are fully recognized in expense over a 15-year period. Other actuarial gains and losses are fully recognized in expense over a 10-year period.

The total periodic pension costs are recorded by the Parent and then allocated to the Company. The amount allocated to the Company was $354 thousand in 2015. This amount is included in other operations and maintenance expense in the statement of operations.

16

Note E - Other Postretirement Benefits

The Parent has contributory comprehensive hospital, medical and prescription drug programs for eligible retirees, their dependents and surviving spouses. In addition, the Parent has a non-contributory life insurance program for retirees.

Investment gains and losses are fully recognized in expense over a 15-year period. Other actuarial gains and losses are fully recognized in expense over a 10-year period.

Plan assets are used to pay benefits and expenses for participants who retired on or after January 1, 1995. The Parent pays benefits for other participants who retired prior to 1995. There were no amounts owed by the plan trust to the Parent in 2015.

The Company defers for future recovery any difference between expenses recognized under the accounting rules for employers’ accounting for postretirement benefits other than pensions, and the current rate allowance.

The total periodic other postretirement benefit cost are recorded by the Parent and then allocated to the Company. The amount allocated to the Company was $2 thousand in 2015. This amount is included in other operations and maintenance expense in the statement of operations.

Note F - Income Tax

The components of income tax for the Company are as follows:

(Thousands of Dollars)	2015
State
Current	$—
Deferred	247
Federal
Current	806
Deferred	(497)
Amortization of investment tax credits	(1)
Total income tax expense	$555

17

The tax effects of temporary differences, which gave rise to deferred tax assets and liabilities, is as follows:

(Thousands of Dollars)	2015
Deferred tax liabilities:
Property basis differences	$4,659
Regulatory assets:
Future income tax	1,032
Deferred storm costs	239
Other regulatory assets	61
Total deferred tax liabilities	$5,991
Deferred tax assets:
Loss carryforwards	$349
Regulatory liabilities	206
Accrued pension and other postretirement costs	45
Other	8
Total deferred tax assets	$608
Net deferred tax liabilities	$5,383
Unamortized investment tax credits	10
Net deferred tax liabilities and unamortized investment tax credits	$5,393

The Company’s deferred tax asset for accrued pension and other postretirement costs represents its share of the Parent’s deferred tax asset and it will reverse as the Parent funds the pension plan and pays the plan participants.

In November 2015, the Financial Accounting Standards Board (FASB) issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which requires that all deferred tax liabilities and assets be classified as noncurrent on the balance sheet. The Company adopted this new pronouncement for the year ended December 31, 2015.

Reconciliation of the difference between income tax expense and the amount computed by applying the prevailing statutory income tax rate to income before income taxes is as follows:

(% of Pre-tax income)	2015
STATUTORY TAX RATE
Federal	35%
Changes in computed taxes resulting from:
State income tax	8
Return-to-provision state flow through tax items	7
Corporate-owned life insurance policy	(2)
Cost of removal	(2)
Effective tax rate	46%

18

For Pennsylvania state income tax purposes, Pike has a net operating loss carryforward of approximately $4 million from 2009 through 2013. A deferred tax asset has been recognized for this net operating loss that will begin to expire in 2029. A valuation allowance has not been provided; as it is more likely than not that the deferred tax asset will be realized.

Under the Taxpayer Relief Act of 2012, 50 percent bonus depreciation expired on December 31, 2013. On December 19, 2014, President Obama signed into law the Tax Increase Prevention Act of 2014, which extended bonus depreciation for another year through December 31, 2014. As a result of the extension of bonus depreciation to 2014, Con Edison received a refund from the Internal Revenue Service in March 2015 to recover $481 thousand in estimated federal tax payments for Pike.

In December 2015, President Obama signed into law the Protecting Americans from Tax Hikes Act of 2015, which extends bonus depreciation for property acquired and placed into service during 2015 through 2019. The bonus depreciation percentage is 50 percent for property placed in service during 2015, 2016 and 2017 and phases down to 40 percent in 2018, and 30 percent in 2019.

Uncertain Tax Positions

Under the accounting rules for income taxes, Pike is not permitted to recognize the tax benefit attributable to a tax position unless such position is more likely than not to be sustained upon examination by taxing authorities, including resolution of any related appeals and litigation processes, based solely on the technical merits of the position. As of December 31, 2015, Pike has no unrecognized tax benefits.

Pike recognizes interest on liabilities for uncertain tax positions in interest expense and would recognize penalties, if any, in operating expenses in Pike’s statement of operations. In 2015, Pike recognized no interest or penalties for uncertain tax positions in its statement of operations. Pike does not expect the total amount of uncertain tax positions to significantly increase within the next twelve months.

Currently, Pike is not under examination by the Commonwealth of Pennsylvania, and its state income tax returns remain open for examination for years 2012 through 2014. The federal tax returns for 2012 through 2014 remain open for examination.

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Note G - Related Party Transactions

A summary of the significant intercompany transactions (other than those relating to federal income taxes) between the Company and the Parent for the year ended December 31, 2015 is as follows:

(Thousands of Dollars)	2015
Purchased power	$3,264
Gas purchased for resale	608
Rents paid	136

An agreement dated January 1, 1993 was made between the Parent and the Company to sell and deliver the Company’s entire requirement for electricity and gas. These requirements include quantities sufficient for the Company’s own use and for resale in the Pike franchise territory. The rate for all electricity and gas purchased by the Company from the Parent is priced to reimburse the Parent for the cost of rendering service. The Parent renders bills monthly and payment is due on or before the last day of the month following the month in which service is rendered. For the year ended December 31, 2015, the cost of these services to Pike was $3.9 million. At December 31, 2015, the Company’s net liability to the Parent and affiliated companies was $11.7 million for these services and other intercompany transactions. The January 1, 1993 agreement shall remain in effect unless canceled by either party by written notice given not less than six months prior to the proposed date of cancellation.

On March 1, 2006, the Parent, on behalf of itself and the Company, filed First Revised Electric Rate Schedule FERC No. 60. The Parent amended the Power Supply Agreement to allow the Company the option of procuring power directly for its default service customers. On March 29, 2006, the FERC accepted this amendment to the Power Supply Agreement.

As of December 31, 2015, the Company's payable to the Parent for federal income tax was $14 thousand.

For the year ended December 31, 2015, the Company’s interest expense for the intercompany debt to the Parent was $348 thousand.

The Parent will not require the Company to repay during the next twelve months amounts outstanding pursuant to certain joint agreements. The Parent intends to continue to provide financing to the Company and will continue to provide such financial support through at least April 15, 2017, or if earlier, upon completion of the sale of Pike.

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Note H - New Financial Accounting Standards

In May 2014, the FASB and the International Accounting Standards Board (IASB) jointly issued a revenue recognition standard that will supersede the revenue recognition requirements within Accounting Standards Codification Topic 605, “Revenue Recognition,” and most industry-specific guidance under the Codification through ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The purpose of the new guidance is to create a consistent framework for revenue recognition. The guidance clarifies how to measure and recognize revenue arising from customer contracts to depict the transfer of goods or services in an amount that reflects the consideration the entity expects to receive. In August 2015, the FASB issued amendments to defer the effective date of ASU No. 2014-09 to reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019 through ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.” Early adoption is permitted for reporting periods beginning after December 15, 2016. The Company is in the process of evaluating the application and impact of the new guidance on the Company's financial position, results of operations and liquidity.

In January 2015, the FASB issued amendments on income statement guidance through ASU No. 2015-01, “Income Statement-Extraordinary and Unusual Items (Subtopic 225-20).” The amendments eliminate from GAAP the concept of extraordinary items. The amendments are effective for reporting periods beginning after December 15, 2015. The application of this guidance is not expected to have a material impact on the Company’s financial position, results of operations and liquidity.

In July 2015, the FASB issued amendments on the measurement of first-in, first-out and average cost inventory through ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory.” The amendments require that inventory within the scope of the guidance be measured at the lower of cost and net realizable value rather than cost and market value. The amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted. The application of this guidance is not expected to have a material impact on the Company's financial position, results of operations and liquidity.

In September 2015, the FASB issued an amendment to guidance for business combinations through ASU No. 2015-16, “Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments.” The amendment requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined as opposed to recognizing retrospectively. The amendment also requires that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. The amendment is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted. The application of this guidance is not expected to have a material impact on the Company's financial position, results of operations and liquidity.

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